UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2016 (December 12, 2016)

Date of Report (Date of earliest event reported)

HARTE HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas  78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2016, Harte Hanks, Inc. (the “Company”) announced that on December 12, 2016, Douglas C. Shepard had resigned as the Company’s Chief Financial Officer (“CFO”), effective December 31, 2016. Mr. Shepard’s resignation did not result from any disagreements regarding the Company’s financial reporting or accounting policies, procedures, estimates or judgments. The Company will conduct a formal search to identify a new Chief Financial Officer.

In connection with the departure of Mr. Shepard, the Company appointed Robert L. R. Munden to serve as interim Chief Financial Officer, effective January 1, 2017. Mr. Munden, 48, is currently the Company’s Executive Vice President,  General Counsel and Secretary and will continue to serve in this role while assuming the interim responsibilities of the Chief Financial Officer’s office.

Mr. Munden joined the Company in April 2010 as the Company’s Senior Vice President, General Counsel and Secretary.  From April 2005 through March 2010, Mr. Munden served as Vice President and Corporate Counsel of Safeguard Scientifics, Inc.  From June 2002 through April 2005, he served as Corporate Counsel, North America for Taylor Nelson Sofres, a market research company (now a division of WPP plc).  Prior to that, Mr. Munden served as General Counsel to an online marketing and database services firm, as an associate with a corporate law firm and as an armor and cavalry officer in the U.S. Army.

Transition Compensation

On December 14, 2016, the Company’s board of directors approved the following compensation with respect to Mr. Munden:  (i) an increase in his annual base salary from $316,700 to $376,700 for so long as he serves as the Company’s CFO; and (ii) a retention bonus of $125,000 (the “Retention Bonus”), payable on the earlier of (a) December 31, 2017 or (b) the occurrence of a “change in control” (as defined in the form Amended & Restated Severance Agreement previously filed as Exhibit 10.1 to the Company’s Form 8-K, dated March 19, 2015) (the “Retention Date”).  However, if Mr. Munden’s employment with the Company terminates prior to the Retention Date, the right to receive a Retention Bonus is forfeited.

In addition, the Company’s board of directors also approved a form of consulting agreement (the “Consulting Agreement”) under which Mr. Shepard will provide transitional services to the Company at an hourly rate of $175, effective January 1, 2017.  Mr. Shepard will not receive any other termination or severance benefits.

The foregoing summaries of the Retention Bonus and Consulting Agreement do not purport to be complete and each is  subject to, and qualified in its entirety by, the full text of the Retention Bonus Letter and Consulting Agreement, as filed as an exhibit hereto.

Item 7.01          Regulation FD Disclosure.

A copy of the press release announcing certain of the matters described under Item 5.02 is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits.     The following exhibits are being filed or furnished herewith:

Exhibit No.	Description

10.1	Munden Retention Bonus Letter dated December 15, 2016

10.2	Form of Shepard Consulting Agreement

99.1	Press Release of Harte Hanks, Inc. dated December 13, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.

Dated: December 15, 2016

By:	/s/ Robert L. R. Munden
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Munden Retention Bonus Letter dated December 15, 2016

10.2	Form of Shepard Consulting Agreement

99.1	Press Release of Harte Hanks, Inc. dated December 13, 2016